UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

Radiant Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50283	04-3625550
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1227 120th NE, Bellevue, WA	98005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (425) 462-1094

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2007, we amended the terms of the Stock Purchase Agreement dated January 11, 2006, pursuant to which we originally purchased Airgroup Corporation. Under the terms of the amendment, the former shareholders of Airgroup agreed to modify the payment terms of the additional base purchase price of $600,000 that was otherwise due on January 11, 2007. As amended, $300,000 of the additional base purchase price will be due on June 30, 2008, with the balance of $300,000 due by January 1, 2009. In return, we have agreed to waive certain indemnification claims under the Stock Purchase Agreement.

A full text of the amendment to the Stock Purchase Agreement is filed as an exhibit to this Current Report, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.3	First Amendment to Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIANT LOGISTICS, INC.

Date: January 30, 2007	By:	/s/ Bohn H. Crain
Bohn H. Crain, CEO